NEW YORK MORTGAGE TRUST

COMPLETES $239.5 MILLION LOAN SECURITIZATION

REPRESENTS THE COMPANY'S SECOND SECURITIZATION OF

HIGH-CREDIT QUALITY ARM LOANS IN 2005

New York Mortgage Trust, Inc. - July 29, 2005 -- (NYSE: NTR) ("NYMT" or the "Company") announced today the completion of its second loan securitization comprised of loans 100% self originated through the Company's mortgage banking subsidiary, The New York Mortgage Company, LLC. The securitization is comprised of approximately $239.5 million of notes backed by high-credit quality, first-lien, adjustable rate and hybrid adjustable rate mortgage loans (collectively "ARM" loans) on July 28, 2005, through New York Mortgage Trust 2005-2 (the "Trust").

The approximate amount of each class of notes, together with the interest rate and credit ratings for each class as rated by S&P, are set forth below:

Class		Approximate Principal Amount	Interest Rate	Rating
A M-1 M-2	$ $ $	217,126,000 16,029,000 6,314,000	LIBOR + 33% LIBOR + 60% LIBOR + 100%	AAA AA A

New York Mortgage Trust, Inc. will retain all of the notes of the Trust. NYMT will treat the notes issued by the Trust as debt for financial accounting and federal income tax purposes.

The weighted average loan-to-value of the mortgage loans in the Trust is approximately 69.8% and the weighted average FICO score is approximately 736. The weighted average current loan rate of the pool of mortgage loans is approximately 5.46% and the weighted average maximum loan rate (after periodic rate resets) is 11.22%.

RBS Greenwich Capital served as underwriter for the transaction.

About New York Mortgage Trust

New York Mortgage Trust, Inc. (NYMT) is a real estate investment trust (REIT) focused on owning and managing a leveraged portfolio of residential mortgage securities and a mortgage origination business. The mortgage portfolio is comprised largely of prime adjustable-rate and hybrid mortgage loans and securities, much of which, over time will be originated by NYMT's wholly owned mortgage origination business, The New York Mortgage Company, LLC (NYMC), a taxable REIT subsidiary. The ability to build a portion of its loan portfolio from loans internally originated is a cornerstone of NYMT's strategy.

This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, the possibilities that a rise in interest rates may cause a decline in the market value of the Company's assets, a decrease in the demand for mortgage loans may have a negative effect on the Company's volume of closed loan originations, prepayment rates may change, borrowings to finance the purchase of assets may not be available on favorable terms, the Company may not be able to maintain its qualification as a REIT for federal tax purposes, the Company may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, and the Company's hedging strategies may not be effective. The reports that the Company files with the Securities and Exchange Commission contain a fuller description of these and many other risks to which the Company is subject. Because of those risks, the Company's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management's current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.

For Further Information
AT THE COMPANY Michael I. Wirth, Chief Financial Officer Phone: 212-634-2342 Email: mwirth@nymtrust.com	AT FINANCIAL RELATIONS BOARD Joe Calabrese (General) 212-827-3772 Julie Tu (Analysts) 212-827-3776